SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

E.DIGITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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E.DIGITAL CORPORATION
13114 Evening Creek Drive South, San Diego, California 92128

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held November 5, 2002

TO THE STOCKHOLDERS OF
E.DIGITAL CORPORATION

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of e.Digital Corporation, a Delaware corporation (the “Company”), will be held at the California Center for the Arts, Center Theater, located at 340 N. Escondido Blvd., Escondido, California 92025, on Tuesday, November 5, 2002, beginning at 2:00 p.m. local time. The Annual Meeting will be held for the following purposes:

     1. To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 2003, and until such directors’ successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

     2. To ratify the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending March 31, 2003.

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed September 17, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

San Diego, California September 18, 2002	By Order of the Board of Directors /s/ ALFRED H. FALK ————————— ALFRED H. FALK Chief Executive Officer Telephone - (858) 679-1504 Facsimile - (858) 486-3922

e.Digital Corporation
13114 Evening Creek Drive South
San Diego, California 92128

ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 5, 2002

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of e.Digital Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m., local time, on November 5, 2002, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The telephone number of the Company is (858) 679-1504 and its facsimile number is (858) 486-3922. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about September 23, 2002.

RECORD DATE AND VOTING

     September 17, 2002 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of September 17, 2002, there were 138,614,533 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), issued and outstanding. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other then the election of directors, the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted “FOR” the nominees named herein for election as directors and “FOR” the ratification of the selection of Ernst & Young LLP to provide audit services to the Company for the fiscal year ending March 31, 2003.

     New York Stock Exchange Rules (“NYSE Rules”) generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of directors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

ELECTION OF DIRECTORS

(Proposal One)

     The Company’s bylaws state that the Board of Directors shall consist of not less than four nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at six. A Board of six directors, will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is fully elected and qualified or until his or her earlier resignation, removal or death. The nominees have supplied the following background information to the Company:

Name	Age	Principal Occupation	Director Since

Alfred H. Falk	47	Chief Executive Officer of the Company since 1997	1997

Jim Collier	53	Chief Operating Officer and President of the Company since 2001	2001

Robert Putnam	43	Vice President	1995

Allen Cocumelli	51	Chairman of the Board of Directors of the Company since 2000; Chief Operating Officer of Simple Network Communications Inc. since 1997	1999

Victor G. Ramsauer	47	Shareholder of Levitz, Zacks and Ciceric, CPAs since 1985	2000

Alex Diaz	38	Executive Vice President of Califormula Radio Group since 1996	2002

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES. 2

MANAGEMENT

     Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the Annual Meeting and each executive officer and key employee of the Company:

Name	Age	Position

Allen Cocumelli	51	Chairman of the Board and Director, Audit Committee
Alfred H. Falk	47	Chief Executive Officer and Director
Jim Collier	53	President, Chief Operating Officer and Director
Robert Putnam	43	Vice President and Director
Ran Furman	33	Chief Financial Officer, Secretary
Victor G. Ramsauer	47	Director, Audit Committee
Alex Diaz	38	Director
Steve Ferguson *	38	Vice President of Business Development
Atul Anandpura *	39	Vice President of Research and Development
Tom Boksa *	39	Vice President of Consumer Electronics

* Key employees

Biographical Information

     Allen Cocumelli - Mr. Cocumelli was appointed to the Board of Directors on August 25, 1999 and was elected as the Chairman of the Board in April 2000. Mr. Cocumelli has been General Counsel of Simple Network Communications Inc. (“Simplenet”) since 1996 and Chief Operating Officer of Simplenet since November 1997. Prior to joining Simplenet, Mr. Cocumelli was in the private practice of law. From 1978 to 1986 Mr. Cocumelli served as a manager in the Components Manufacturing Group and as Director of Corporate Training and Development at Intel. Mr. Cocumelli obtained a B.S. degree in Industrial Psychology from the University of California, Los Angeles in 1972 and a J.D. from Thomas Jefferson University in 1991. Mr. Cocumelli is a member of the California Bar Association.

     Alfred H. Falk - Mr. Falk was appointed President and a Director of the company in January 1997 and on July 1, 1998 he was also appointed as Chief Executive Officer. From March 1995, prior to his appointment as President, he served as Vice President, Business Development and Vice President of OEM and International Sales of the company. Before joining the company, Mr. Falk was with Resources Internationale where he served as Director of U.S. Sales from 1993 to 1995. From 1988 to 1993, Mr. Falk was the Manager of OEM Sales and Technology Licensing for Personal Computer Products, Inc. in San Diego. From 1978 to 1988 Mr. Falk held several management positions at DH Technology and was instrumental in its successful start up. Mr. Falk attended Palomar College in San Marcos and Foothill College in Los Altos, California.

     Jim Collier - Mr. Collier joined the Company in April 2001 as Vice President of Operations. In June 2001, he was appointed Chief Operating Officer and in December 2001, he was appointed President and a Director of the Company. Mr. Collier has over twenty years of progressive management experience in the areas of operations, manufacturing, and product management. In addition to various management positions at Analytical Sciences, Inc., and Litton Applied Technology, Mr. Collier’s past positions include Worldwide Operations Director at General Instruments Corporation — Satellite Data Network Group, Executive Vice President/COO at CTX International, and Vice President of Operations at Executone Information Systems. Mr. Collier holds a Bachelor of Science degree in Electrical Engineering from the University of Maryland and is a Certified Product Manager through the University of California at Santa Cruz.

     Robert Putnam - Mr. Putnam was appointed Vice President in April 1993. He was appointed a Director of the Company in 1995. Mr. Putnam served as Secretary of the Company from March 1998 until December 2001. He served as a Director of American Technology Corporation (“ATC”) from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as Vice President, Investor Relations of ATC. He has also served, as Secretary/Treasurer of Patriot Scientific (“Patriot”) since 1989 and from 1989 to March 1998 was a Director of Patriot. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the Company, approximately twenty hours per week.

     Ran Furman - Mr. Furman joined the Company in September 2001 as Chief Financial Officer and was appointed Secretary of the Company in December 2001. Mr. Furman’s past experience includes executive positions at Jesup & Lamont Securities, Investment Banking associate at Bank of Montreal/Nesbitt Burns and staff accountant experience with Deloitte & Touche. Mr. Furman has an MBA degree in Finance from Columbia Business School and a BA in Business Administration from the University of Washington.

     Victor G. Ramsauer, CPA - Mr. Ramsauer was appointed to the Board of Directors on April 12, 2000. Mr. Ramsauer has been a stockholder at Levitz, Zacks and Ciceric, CPA’s since 1985. Prior to joining Levitz, Zacks and Ciceric, Mr. Ramsauer held a manager level position with Price Waterhouse from 1977 to 1985. Mr. Ramsauer received his B.S. degree in Business Administration from California State Polytechnic University, Pomona in 1976. Mr. Ramsauer obtained his CPA license in both California and Nevada in 1980 and 1999, respectively. Mr. Ramsauer is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Nevada Society of Certified Public Accountants.

     Alex Diaz - Mr. Diaz was appointed to the Board of Directors in August 2002. Mr. Diaz has been Executive Vice President of Califormula Radio Group since 1996. Prior to joining Califormula Radio Group, Mr. Diaz managed the Latin American division of Radio Computing Services, a New York supplier of software and equipment to the broadcasting industry. Mr. Diaz holds a BA degree in Mathematics and Computer Science from the University of California, San Diego.

     Steve Ferguson - Mr. Ferguson joined the Company in 1999 as Director of Business Development. In 2000, Mr. Ferguson was promoted to Vice President of Sales and Marketing and was further promoted to Vice President of Business Development in 2002. Prior to joining the Company Mr. Ferguson held the position of Chief Operating Officer and Vice President of Business Development at Enterprise Design Group. From 1995 to 1998 Mr. Ferguson held the position of General Manger for Arena Sports. Mr. Ferguson obtained his BS from the University of Iowa.

     Atul Anandpura - Mr. Anandpura joined the Company in 1999 as the Vice President of Research and Development. From 1996 to 1999 Mr. Anandpura held the position of Managing Director for Maycom Europe Ltd. in Surrey U.K. At Maycom, Mr. Anandpura marketed and developed a MP3 player, an advanced digital voice recorder with PC link and various low power wireless communication devices. Prior to joining Maycom. From 1986 to 1996 Mr. Anandpura held the positions of Project Manager, Senior Design Engineer for Maxon Systems Inc., in Surrey U.K. At Maxon Systems, Mr. Anandpura managed and designed the analog, digital hardware, DSP based products and embedded software for telephone related products for British Telecom, Matra Communication and other companies. Mr. Anandpura obtained his Bachelor of Engineering Electronics degree from M.S. University in Baroda, India.

     Tom Boksa - Mr. Boksa joined the Company in January 2002 as Vice President of the Consumer Electronics Group. Mr. Boksa has over fifteen years of experience in technical operations and senior sales management experience. Mr. Boksa has held executive management positions with ISR (Integrated Systems By Rich), CTX International and Alorica, Inc and has a proven track record of technical management, national-level marketing, and multi-channel sales development. Mr. Boksa also holds a Bachelor of Science degree in Electronic Technology from DeVry Institute of Technology and has done graduate work at DePaul University.

     The terms of all directors will expire at the next annual meeting of the Company’s stockholders, or when their successors are elected and qualified. Directors are elected each year, and all directors serve one-year terms. Officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings between the Company and any other person pursuant to which he was or is to be selected as a director, executive officer or nominee. There are no other persons whose activities are material or are expected to be material to the Company’s affairs.

     For information concerning beneficial ownership of Common Stock by directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below. The Board of Directors met four times during fiscal 2002. During such fiscal year, each Board member attended all of the meetings of the Board held during the period for which he was a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

Common Stock

The following security ownership information is set forth, as of September 17, 2002, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock and with respect to each director of the Company, each of the executive officers named in the Summary Compensation Table currently employed by the Company, and all current directors, nominees and executive officers as a group (seven persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Title of Class
Alfred H. Falk	1,140,000	(1)	*	Common
13114 Evening Creek Dr. S.
San Diego, CA 92128

Robert Putnam	1,150,000	(2)	*	Common
13114 Evening Creek Dr. S.
San Diego, CA 92128

Jim Collier	576,000	(3)	*	Common
13114 Evening Creek Dr. S.
San Diego, CA 92128

Ran Furman	237,500	(4)	*	Common
13114 Evening Creek Dr. S.
San Diego, CA 92128

Allen Cocumelli	276,000	(5)	*	Common
13114 Evening Creek Dr. S.
San Diego, CA 92128

Victor Ramsauer	150,000	(6)	*	Common
13114 Evening Creek Dr. S.
San Diego, CA 92128

Alex Diaz	360,000		*	Common
13114 Evening Creek Dr. S.
San Diego, CA 92128

All officers and directors
as a group (7 persons)	3,889,500	(7)	2.8%	Common

(1)	Includes options exercisable within 60 days to purchase 25,000 shares.

(2)	Includes options exercisable within 60 days to purchase 25,000 shares and warrants to purchase 500,000 shares.

(3)	Includes options exercisable within 60 days to purchase 575,000 shares. Excludes unvested options to purchase 475,000 shares.

(4)	Includes options exercisable within 60 days to purchase 237,500. Excludes unvested options to purchase 362,500 shares.

5

(5)	Includes options exercisable within 60 days to purchase 275,000 shares. Excludes unvested options to purchase 50,000 shares.

(6)	Includes options exercisable within 60 days to purchase 150,000 shares. Excludes unvested options to purchase 25,000 shares.

(7)	Includes options exercisable within 60 days to purchase 1,287,500 shares and warrants to purchase 500,000 shares. Excludes unvested options to purchase 912,500 shares.

* Less than 1%

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission.

     Based solely on a review of copies of such reports furnished to the Company and written representation that no other reports were required during the fiscal year ended March 31, 2002, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The Audit Committee, currently consisting of Messrs. Cocumelli and Ramsauer, reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company’s auditors, the fees and all non-audit services of the independent auditors and the independent auditors’ opinion and letter of comment to management and management’s response thereto. The Audit Committee was designated on June 7, 2000 and held three meetings during the fiscal year ended March 31, 2002.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter adopted by the Board of Directors on June 7, 2000. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures which were required by the Independence Standards Board. The Audit Committee also reviewed the independence letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees.”

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2003.

By: The Audit Committee of the Board of Directors: Date: June 26, 2002 Allen Cocumelli Victor Ramsauer

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The Compensation Committee is comprised of two non-employee Board members, Allen Cocumelli and Victor Ramsauer. The Compensation Committee reviews and recommends to the Board the salaries, bonuses and prerequisites of the Company’s executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 1992 and 1994 Stock Option Plans. The Compensation Committee held four meetings during the fiscal year ended March 31, 2002.

     The primary philosophy of the Compensation Committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person’s individual performances and to the Company’s overall financial performance and growth during the previous year.

     The Board measured individual and team performance on the basis of both quantitative and qualitative factors. The Board believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

Executive Compensation

     Base Salary. Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis.

     The Committee’s compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual’s performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

     Long term incentives. The Company’s long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of the Company’s Common Stock. These option programs are designed to provide such persons with significant compensation based on overall Company performance as reflected in the stock price, to create a valuable retention device through standard three to five year vesting schedules and to help align employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The non-performance based compensation paid to the Company’s executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer. It is not expected that the compensation to be paid to the Company’s executive officers for the 2002 fiscal year will exceed that limit. The Company’s 1994 Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1994 Plan with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit. The Committee’s present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the Company and its shareowners.

By: The Compensation Committee of the Board of Directors: Date: June 26, 2002 Allen Cocumelli Victor Ramsauer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company’s Board of Directors was formed in June 2000 and is comprised of Directors, Allen Cocumelli and Victor Ramsauer. None of these individuals was at any time during the fiscal year 2002, or at any time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Director Compensation

     Stock Options - Directors have received in the past and may receive in the future stock options pursuant to the Company’s stock option plans.

     Standard Compensation - The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses for attending directors’ or committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the years ended March 31, 2002, 2001 and 2000, the cash compensation of Mr. Falk, Chief Executive Officer and Mr. Collier, President and Chief Operating Officer (collectively, the “Named Executive Officers”). No other person served as an Executive Officer of the company during the fiscal year ended March 31, 2002 and received total compensation in excess of $100,000.

Summary Compensation Table

					Long Term Compensation
Name and Principal Position	Fiscal Year	Annual Salary	Compensation Bonus	Other	Options (# of Shares)	All Other Compensation
Alfred H. Falk, Chief Executive	2002	$155,269	$-0-	$10,792(1)	-0-	-0-
Officer	2001	$155,000	$38,750	$24,403(1)	25,000	-0-
	2000	$154,558	$54,250	$-0-	1,715,000(2)	-0-

Jim Collier, President and Chief	2002	$141,346(3)	$-0-	$1,997(4)	250,000	-0-
Operating Officer	2001	$-0-	$-0-	$-0-	-0-	-0-

(1)	Includes auto allowance of $9,600 in 2002 and 2001 and unused vacation of $1,192 in 2002 and $14,803 in 2001.

(2)	An aggregate of 285,000 and 75,000 of these options were voluntarily canceled during fiscal 2001and 2002, respectively.

(3)	Mr. Collier began his employment in April 2001.

(4)	Represents unused vacation pay.

Option Grants

     Shown below is further information on grants of stock options to the Named Executive Officers reflected in the Summary Compensation Table shown above.

Option Grants for Fiscal Year Ended March 31, 2002

	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation
Name	Granted		Fiscal Year	Price	Date	5%/$	10%/$
Alfred H. Falk	-0-
Jim Collier	100,000	(1)	9.2%	$1.40	7/23/06	38,679	85,471
Jim Collier	150,000	(2)	13.8%	$1.02	10/26/06	42,271	93,408

(1)	These options vest 50% at three months and nine months after issuance.

(2)	These options vest 25% each six months after issuance.

Aggregated Option Exercises and Fiscal Year-end Values

The following table provides information on exercised and unexercised options of the Named Executive Officers at March 31, 2002: 9

Fiscal Year-End Option Values

			Number of Unexercised Options At March 31, 2002		Value of Unexercised In-the-Money Options At March 31, 2001(1)
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable		Unexercisable
Alfred H. Falk	-0-	$-0-	$1,339,456	325,544	—	(2)	—	(2)
Jim Collier	-0-	$-0-	$ 50,000	200,000	—	(2)	—	(2)

(1)	Based on the last sale price at the close of business on March 28, 2002 of $0.960.

(2)	All options were out-of-the-money at March 31, 2002.

     The Company has not awarded stock appreciation rights to any employee of the Company and has no long-term incentive plans, as that term is defined in Securities and Exchange Commission regulations. The Company has no defined benefit or actuarial plans covering any person.

Employment Agreements

     In May 1999, the Company entered into an employment agreement with Alfred H. Falk, the Company’s Chief Executive Officer. The employment agreement provides for a base salary of $155,000 per year and certain bonuses as approved by the Board of Directors. The agreement was for a two-year term and the Board of Directors is currently reviewing this agreement. In the event of a non-voluntary termination other than for cause, the employee is entitled to six months severance payment. In the event of a change of control (a new owner controls more than 51% of the Company’s Common Stock) and employee is terminated within 12 months of the change, other than cause, then the employee shall receive a termination payment equal to one year’s then annual salary.

CERTAIN TRANSACTIONS

     Conflicts of Interest. Certain conflicts of interest now exist and will continue to exist between the Company and its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company’s favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company’s affairs. Failure by them to conduct the Company’s business in its best interests may result in liability to them.

     Officer and director Robert Putnam also acts as Vice President, Investor Relations of American Technology Corporation (“ATC”). The possibility exists that these other relationships could affect Mr. Putnam’s independence as an officer and director of the Company. Mr. Putnam is obligated to perform his duties in good faith and to act in the best interest of the Company and its stockholders, and any failure on his part to do so may constitute a breach of his fiduciary duties and expose him to damages and other liability under applicable law. While the directors and officers are excluded from liability for certain actions, there is no assurance that Mr. Putnam would be excluded from liability or indemnified if he breached their loyalty to the Company.

INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal Two)

     For the 2002 fiscal year, Ernst & Young LLP provided audit services, which included examination of the Company’s annual financial statements, timely review of unaudited quarterly financial information. Audit services were provided with the approval of the Board of Directors, which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. The Board has selected Ernst & Young LLP to provide audit services to the Company for the fiscal year ending March 31, 2003. The stockholders are being requested to ratify such selection at the Annual Meeting.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for the audit of the Company’s financial statements for the fiscal year ended March 31, 2002 and for the review of the Company’s interim financial statements was $64,316.

Other Audit Related Fees.    The aggregate fees billed by Ernst & Young LLP for professional services related to non-audit related services for the fiscal year ended March 31, 2002 was $36,031, which services were primarily related to work on the Company’s registration statement.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by Ernst & Young LLP for information technology consulting services rendered during the fiscal year ended March 31, 2002.

No other fees were paid to Ernst & Young LLP for the fiscal year ended March 31, 2002.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
2003 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company’s 2003 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 13114 Evening Creek Drive South, San Diego, California 92128 and in any event not later than May 29, 2003. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

COMPANY STOCK PRICE PERFORMANCE

Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph compares the five-year cumulative total return on the Company’s Common Stock to the total returns of 1)Russell 2000 Index and 2)Morgan Stanley High Technology Index. This comparison assumes in each case that $100 was invested on March 31, 1997 and all dividends were reinvested. The Company’s fiscal year ends on March 31. The past performance of the Company’s Common Stock is no indication of future performance.

	Mar 97	Mar 98	Mar 99	Mar 00	Mar 01	Mar 02
e.Digital Corporation	100	20	41	2,454	359	234
Russell 2000 Index	100	140	116	157	132	148
Morgan Stanley High Technology Index	100	153	288	299	148	128

OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of accountants. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

By Order of the Board of Directors /s/ ALFRED H. FALK ————————— Alfred H. Falk Chief Executive Officer

San Diego, California September 18, 2002 12

e.Digital Corporation
This Proxy is solicited on behalf of the Board of Directors
2002 ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 5, 2002

     The undersigned stockholder of e.Digital Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 18, 2002, and hereby appoints Alfred H. Falk and Robert Putnam, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of e.Digital Corporation, to be held on Tuesday, November 5, 2002, at 2:00 p.m., local time, at the California Center for the Arts, Center Theater, located at 340 N. Escondido Blvd. Escondido, California 92025, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF DIRECTORS:	___	FOR all nominees listed below (except as indicated)	___	WITHHOLD AUTHORITY to vote for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the following list:

Alfred H. Falk, Robert Putnam, Jim Collier, Allen Cocumelli, Victor G. Ramsauer and Alex Diaz.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2003:

___	FOR	___	AGAINST	___	ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

(Continued on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TELEPHONE NUMBER OF THE COMPANY IS (858) 679-1504 AND ITS FACSIMILE NUMBER IS (858) 486-3922.

DATED: _______________________, 2002

—————————————————	Signature

—————————————————	Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

|_| I PLAN TO ATTEND THE MEETING

Attach label here Even if you plan to join us at the meeting, Please. . . Sign, date, and return your proxy in the enclosed, postage paid envelope. Thank You